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                                                       EXHIBIT 21
                                                       ----------

                                                   as of  3/20/96

              SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

The following table lists all subsidiaries of the registrant and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies which, if considered in the aggregate as a single entity, would not constitute a significant entity. All the entities named below are corporations, unless otherwise noted.


                                                  Where Incorporated
          Name                                    or Organized


Ajax Navigation Corporation                       Liberia
Alice Tankships Corporation                       New York
American Shipholding Group, Inc.                  New York
Amity Products Carriers, Inc.                     Delaware
Ania Tanker Corporation                           Liberia
Antilles Bulk Holdings N.V.                       Netherlands Antilles
Atlantia Tanker Corporation                       Liberia
Baywatch Marine Inc.                              Liberia
Blue Sapphire Marine Inc.                         Liberia
Cambridge Tankers, Inc.                           New York
Canopus Tankers, Inc.                             Liberia
Caribbean Tanker Corporation                      Liberia
Celebrity Cruise Lines Inc.                       Cayman Islands
Celebrity Cruises (Management) Inc.               Liberia
Celebrity Cruises Inc.                            Liberia
Chrismir Shipping Corporation                     Liberia
Columbia Tanker Corporation                       Liberia
Commonwealth Shipping Company Limited             Bermuda
Community Ocean Services, Inc.                    New York
Concert Tanker Corporation                        Liberia
Concord Tanker S.A.                               Panama
Corolla Shipping S.A.                             Panama
Cruise Mar Investment Inc.                        Liberia
Cruise Mar Shipping Holdings Ltd.                 Liberia
Delphina Tanker Corporation                       Delaware
Diane Tanker Corporation                          Liberia
Edinburgh Bulk Carriers Limited                   Bermuda
Enterprise Shipping Company Limited               Bermuda
ERN Holdings Inc.                                 Panama
Esker Marine Shipping Inc.                        Liberia
Excelsior Bulk Carriers Limited                   Bermuda
Exemplar Bulk Carriers Limited                    Bermuda
Explorer Bulk Carriers, Inc.                      Liberia
Fantasia Cruising Inc.                            Liberia
Fifth Transoceanic Shipping Company Limited       Liberia
First Pacific Corporation                         Liberia
First Products Tankers, Inc.                      Liberia
First Shipco Inc.                                 Liberia
First Shipmor Associates (partnership)            Delaware
First Union Tanker Corporation                    Liberia
First United Shipping Corporation                 Liberia
Fourth Aframax Tanker Corporation                 Liberia
Fourth Products Tankers, Inc.                     Liberia
Fourth Shipmor Associates (partnership)           Delaware
Fourth Spirit Holding N.V.                        Netherlands Antilles
Fourth Transoceanic Shipping Company Limited      Liberia
Friendship Marine Inc.                            Liberia
General Guaranty Corporation                      Delaware
General Ship Services, Inc.                       Delaware
Glasgow Bulk Carriers Limited                     Bermuda
Global Bulk Oil S.A.                              Panama
Global Tankers S.A.                               Panama
Hyperion Shipping Corporation                     Liberia
Hyperion Transportation S.A.                      Panama
Imperial Tankers Corporation                      Liberia
Intercontinental Bulktank Corporation             New York
Intercontinental Coal Transport Inc.              Delaware
Intercontinental Coal Transport Limited           Bermuda
International Seaways, Inc.                       Liberia
Interocean Tanker Corporation                     Liberia
Island Tanker S.A.                                Panama
ITI Shipping S.A.                                 Panama
Jostelle Shipping Company Limited                 Bermuda
Juneau Tanker Corporation                         New York
Kaigai Shipping Corporation                       Liberia
Lake Michigan Bulk Carriers, Inc.                 New York
Lake Ontario Bulk Carriers, Inc.                  New York
Lion Insurance Company Ltd.                       Bermuda
Lion Shipping Ltd.                                Liberia
Majestic Tankers Corporation                      Liberia
Mansfield Marine Corporation                      Liberia
Marina Tanker Corporation                         Liberia
Matilde Tanker Corporation                        Liberia
Mediteranean Blue Sea Holdings Ltd.               Liberia
Mercury Bulkcarriers S.A.                         Panama
Mermi Shipping Holdings Ltd.                      Liberia
Monarch Tanker S.A.                               Panama
Moran Maritime Associates (partnership)           Delaware
New Orleans Tanker Corporation                    Delaware
North American Ship Agencies, Inc.                New York
Northanger Shipping Corporation                   Liberia
Northwestern Tanker Corporation                   Liberia
Ocean Bulk Ships, Inc.                            Delaware
Oleron Tanker S.A.                                Panama
Olympia Tanker Corporation                        Liberia
Ore-Oil Carriers S.A.                             Panama
OSG Bulk Ships, Inc.                              New York
OSG Car Carriers, Inc.                            New York
OSG Financial Corp.                               Delaware
OSG Foundation                                    New York
OSG International Partners (partnership)          Liberia
OSG International, Inc.                           Liberia
Overseas Airship Corporation                      Delaware
Overseas Bulktank Corporation                     New York
Overseas Coal Transport Inc.                      Delaware
Overseas Coal Transport Limited                   Bermuda
Overseas Cruiseship Inc.                          Cayman Islands
Overseas Petroleum Carriers, Inc.                 Delaware
Phaidon Navegacion S.A.                           Panama
Philadelphia Tanker Corporation                   Delaware
Pluto Tankers, Inc.                               Liberia
Polycon Investment Inc.                           Liberia
Regency Tankers Corporation                       Liberia
Reliance Shipping B.V.                            Netherlands
Rex Shipholdings Inc.                             Liberia
Rio Grande Bulk Carriers, Inc.                    Liberia
Royal Tankers Corporation                         Liberia
Ruby Tanker Corporation                           Liberia
San Diego Tankers, Inc.                           Delaware
San Jose Tankers, Inc.                            Delaware
Santa Barbara Tankers, Inc.                       Delaware
Santa Monica Tankers, Inc.                        Delaware
Sapphire Tanker Corporation                       Liberia
Sargasso Tanker Corporation                       Liberia
Saturn Bulk Carriers, Inc.                        Liberia
Seabrook Maritime Inc.                            Liberia
Second Pacific Corporation                        Liberia
Second Products Tankers, Inc.                     Liberia
Second Shipmor Associates (partnership)           Delaware
Second Union Tanker Corporation                   Liberia
Second United Shipping Corporation                Liberia
Ship Paying Corporation No. 1                     Delaware
Ship Paying Corporation No. 2                     Delaware
Ship Paying Corporation No. 3                     Liberia
Spirit Shipping B.V.                              Netherlands
Third Aframax Tanker Corporation                  Liberia
Third Products Tankers, Inc.                      Liberia
Third Shipco Inc.                                 Delaware
Third Shipmor Associates (partnership)            Delaware
Third United Shipping Corporation                 Liberia
Timor Navigation Ltd.                             Liberia
TRA Shipping S.A.                                 Panama
Trader Shipping Corporation                       Liberia
Tranquility Maritime Ltd.                         Liberia
Transbulk Carriers, Inc.                          Delaware
Tropical United Shipping Corporation              Liberia
TSC Shipping S.A.                                 Panama
Tubarao Bulk Carriers, Inc.                       Liberia
U.S. Shipholding Group, Inc.                      New York
United Partners (partnership)                     Liberia
United Steamship Corporation                      Panama
Universal Cruise Holdings Limited                 British Virgin Islands
Upperway Investments Ltd.                         Liberia
Valdez Tankships Corporation                      New York
Vega Tanker Corporation                           Delaware
Venus Tanker Corporation                          Liberia
Vivian Tankships Corporation                      New York
Western Ship Agencies Limited                     England
Wolcon Corp.                                      Delaware
Zenith Shipping Corporation                       Liberia